Exhibit 99.1

Contact
Paul L. Audet:	(212) 409-3555
invrel@blackrock.com

BlackRock, Inc. Reports 11% Increase in Net Income for Second Quarter;

Assets Under Management Increase 15% to $286 Billion

New York, July 15, 2003 – BlackRock, Inc. (NYSE:BLK) today reported net income of $38.7 million for the second quarter and $74.0 million for the six months ended June 30, 2003, an 11% increase compared with $34.8 million earned in the second quarter of 2002 and 12% increase versus the $66.2 million earned in the first half of 2002. Diluted earnings per share for the second quarter of 2003 were $0.58 compared with $0.53 and $0.54 for the second quarter of 2002 and the first quarter of 2003, respectively. Diluted earnings per share for the six months ended June 30, 2003 were $1.12, an 11% increase compared with $1.01 for the six months ended June 30, 2002. Operating income of $54.8 million for the second quarter and $108.9 million for the six months ended June 30, 2003 increased $.1 million and $4.2 million, respectively, versus $54.7 million and $104.6 million for the comparable periods ended June 30, 2002. The increase in operating income was particularly notable given the $21.7 million and $32.6 million reductions in separate account performance fees relative to the second quarter of 2002 and the first half of 2002, respectively.

Assets under management (“AUM”) at June 30, 2003 were $286.3 billion, a 15% increase compared with $249.8 billion at June 30, 2002 and a 5% increase from the $273.6 billion reported at March 31, 2003. New business efforts continue to contribute substantially to AUM growth, including $5.1 billion of net new fundings during the second quarter and $21.8 billion of net new business during the twelve months ended June 30, 2003. Significantly, we have achieved growth among both domestic and international clients, in both separate accounts and funds, and across a broad array of products.

“Going into the year, we knew we faced significant headwinds given the decline in liquidity assets and the expected fall-off in performance fees,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “Our strong second quarter results reflect the growing balance in our business, including ongoing strength in our core fixed income business with pension and insurance clients, continuing expansion of BlackRock Solutions, and growing momentum in our small cap value and international small cap equity products.”

Second Quarter Highlights

❖	New business efforts were well balanced across a number of channels, resulting in net inflows of $2.4 billion in separate accounts and $2.7 billion in mutual funds. In addition, our business continued to expand globally, both in terms of our client base and our product base. Specifically, net new business from international clients year-to-date totaled $1.2 billion, increasing our international client AUM to $47.4 billion at quarter-end. Similarly, year-to-date net inflows of $.8 billion brought total assets in portfolios managed against international or global market benchmarks to $16.7 billion.

❖	Fixed income AUM increased $7.9 billion to $196.0 billion, aided by net inflows of $1.7 billion in separate accounts and $.8 billion in open-end and closed-end mutual funds. Though still a drain on assets, rebalancing activity abated as the equity markets improved. For the quarter, net rebalancing outflows totaled only approximately $1.1 billion, the lowest level in 5 quarters.

❖	Liquidity AUM increased $3.6 billion to $71.6 billion at quarter-end. The rate environment favorably impacted liquidity flows, resulting in $2.7 billion of net subscriptions in our domestic and offshore institutional money market funds. At the same time, improved equity markets contributed to a $2.0 billion increase in security lending assets, which was partially offset by $1.1 billion of outflows in retail money market funds and other liquidity accounts.

❖	The $.2 billion increase in equity AUM during the quarter reflected $2.1 billion of market appreciation, which was almost fully offset by the $1.9 billion of net outflows, half of which resulted from an investment strategy change by a single international equity client. Importantly, our US-based equity teams continue to gain momentum. Since quarter-end, a large and influential institutional consultant awarded its highest rating to our small cap value product and we have won several new mandates in both small cap value and international small cap portfolios.

❖	Assets managed in alternative investments increased 18% to $6.4 billion, driven by $.7 billion in net new business in hedge funds and real estate products. In addition, BlackRock completed its acquisition of HPB Management in April, adding $.2 billion of assets in a fund of hedge funds.

❖	We continued to receive inquiry on our BlackRock Solutions capabilities, commencing one new system implementation and adding two new risk management assignments during the quarter. Continuing high market volatility has fostered strong interest in our BlackRock Solutions offerings, and we are actively engaged in discussions with a number of prospects for system outsourcing, risk management and investment accounting services.

BlackRock Earnings Release

July 15, 2003

❖	Our investment performance remained competitive in all products other than international equities. Specifically, over three-quarters of our taxable fixed income and domestic equity fund assets and all of our liquidity funds were ranked in the top two Lipper quartiles for the year-to-date and 1-year periods ended June 30, 2003. We closed the quarter with $6.6 billion of wins to be funded and a strong pipeline of new business opportunities in process.

Total revenue for the quarter ended June 30, 2003 decreased $12.8 million or 8% to $143.9 million compared with $156.7 million for the second quarter of 2002. Strong growth in separate account base fees of $12.5 million or 19% and other income of $2.7 million or 20% was more than offset by a $21.7 million decrease in separate account performance fees and a $6.2 million decrease in mutual fund revenue. The decline in separate account performance fees was attributable to a previously disclosed high water mark condition in the firm’s fixed income hedge fund, which precludes recognition of additional performance fee revenue until investment performance exceeds the high water mark. While the fund has generated positive performance year-to-date, the Company continues to expect limited performance fees for this fund in 2003. Separate account base fees increased primarily due to a $35.5 billion or 21% increase in separate account assets under management, which was driven by the strong growth in fixed income separate accounts. The decrease in mutual fund revenue was due to lower fees earned on the BlackRock Funds and BPIF of $5.8 million and $2.9 million, respectively, as a result of a decline in assets under management. Average assets in BPIF declined in the second quarter ended June 30, 2003 by $7.1 billion or 13% compared with the second quarter ended June 30, 2002 due to stable short-term rates at low absolute levels while the BlackRock Funds experienced a decline in average assets under management of $3.2 billion or 15% compared with the second quarter of 2002 due to $2.9 billion of net redemptions and $.9 billion of market depreciation occurring since March 31, 2002. During this period PNC related assets experienced net redemptions and market depreciation of $4.3 billion and $.6 billion, respectively. Closed-end fund revenue increased $2.4 million or 25% driven by new fund launches in 2002 and 2003, which generated $2.5 billion in additional assets under management. Other income increased primarily due to strong sales of BlackRock Solutions products and services and growth in our joint venture, Nomura BlackRock Asset Management.

	Three months ended June 30,		Variance
	2003	2002	Amount	%
Dollar amounts in thousands	(unaudited)

Mutual funds revenue
BlackRock Funds	$17,056	$22,892	($5,836)	(25.5%)
Closed End Funds	12,301	9,873	2,428	24.6
BPIF	18,854	21,763	(2,909)	(13.4)
STIF	285	208	77	37.0

Total mutual funds revenue	48,496	54,736	(6,240)	(11.4)

Separate accounts revenue
Separate account base fees	77,957	65,451	12,506	19.1
Separate account performance fees	1,560	23,304	(21,744)	(93.3)

Total separate accounts revenue	79,517	88,755	(9,238)	(10.4)

Total investment advisory and administration fees	128,013	143,491	(15,478)	(10.8)

Other income	15,893	13,204	2,689	20.4

Total revenue	$143,906	$156,695	($12,789)	(8.2%)

BlackRock Earnings Release

July 15, 2003

Total revenue for the six months ended June 30, 2003 of $286.7 million decreased $16.2 million or 5% compared with $302.8 million for the six months ended June 30, 2002. Increases in separate account base fees of $24.5 million or 19% and other income of $4.7 million or 17% were more than offset by a $32.6 million decrease in separate account performance fees and a $12.8 million decrease in mutual fund revenue. The decline in separate account performance fees was attributable to a decline in performance fees on the Company’s fixed income hedge fund, which cannot earn additional performance fees until investment performance exceeds the high water mark. The $24.5 million or a 19% increase in separate account base fees was the result of strong growth in fixed income separate account assets, while the decrease in mutual fund revenue was driven by a decline in BlackRock Funds revenue and BPIF revenue of $15.3 million and $1.8 million, respectively, partially offset by an increase in closed-end fund revenue of $4.3 million. The decline in BlackRock Funds revenue was largely attributable to $4.3 billion of net redemptions in PNC related assets since March 31, 2002. Other income increased largely due to strong sales of BlackRock Solutions products and services and growth in our joint venture, Nomura BlackRock Asset Management.

	Six months ended June 30,		Variance
	2003	2002	Amount	%
Dollar amounts in thousands	(unaudited)

Mutual funds revenue
BlackRock Funds	$33,242	$48,587	($15,345)	(31.6%)
Closed End Funds	23,614	19,361	4,253	22.0
BPIF	39,853	41,637	(1,784)	(4.3)
STIF	527	410	117	28.5

Total mutual funds revenue	97,236	109,995	(12,759)	(11.6)

Separate accounts revenue
Separate account base fees	152,470	127,950	24,520	19.2
Separate account performance fees	4,672	37,321	(32,649)	(87.5)

Total separate accounts revenue	157,142	165,271	(8,129)	(4.9)

Total investment advisory and administration fees	254,378	275,266	(20,888)	(7.6)

Other income	32,279	27,542	4,737	17.2

Total revenue	$286,657	$302,808	($16,151)	(5.3%)

BlackRock’s operating margin for the second quarter and the six months ended June 30, 2003 was 40.2% compared with 37.9% and 37.7% for the same periods in 2002.

BlackRock Earnings Release

July 15, 2003

Total expense for the second quarter of 2003 decreased $12.9 million or 13% to $89.1 million compared with $102.0 million for the second quarter of 2002. The decrease was attributable to decreases in compensation and benefits and fund administration and servicing costs of $12.0 million and $4.8 million, respectively, partially offset by an increase in general and administration expenses of $3.9 million. The decrease in compensation and benefits was primarily due to lower incentive compensation expense directly associated with the decline in performance fees on the Company’s fixed income hedge fund partially offset by increased salaries and benefits due to additional headcount and higher investment income on Rabbi Trust assets of $1.1 million associated with the Company’s deferred compensation plans. The decrease in fund administration servicing costs reflects a decline in affiliated costs associated with reductions in PNC related assets in the BlackRock Funds due to redemptions and market decline and the effect of a revised investment management services agreement with PNC, partially offset by an increase of $.4 million in servicing provided by third parties on newly issued closed-end funds.

General and administration expense increased primarily due to increases of $1.8 million associated with foreign currency translation adjustments, $.7 million in marketing and promotional expense associated with new products and sales efforts of existing products, $.4 million in portfolio and data services, $.4 million in occupancy expense and $.3 million in higher insurance costs. General and administration expense rose 9% exclusive of foreign currency translation effects which increased expense by $.4 million for the second quarter of 2003 and reduced expense by $1.4 million for the second quarter of 2002.

	Three months ended June 30,		Variance
	2003	2002	Amount	%
Dollar amounts in thousands	(unaudited)

General and administration expense:
Marketing and promotional	$6,797	$6,103	$694	11.4%
Occupancy expense	5,400	5,020	380	7.6
Technology	4,388	4,535	(147)	(3.2)
Other general and administration	8,891	5,907	2,984	50.5

Total general and administration expense	$25,476	$21,565	$3,911	18.1%

Total expenses for the six months ended June 30, 2003 decreased $20.4 million or 10% to $177.8 million compared with $198.2 million for the six months ended June 30, 2002. The decrease was due to lower compensation and benefits and fund administration and servicing costs of $17.0 million and $10.0 million, respectively, partially offset by an increase in general and administration expense of $6.6 million. The decrease in compensation and benefits was largely due to lower incentive compensation primarily related to the decline in performance fees on the Company’s fixed income hedge fund, partially offset by higher salaries and benefits associated with business growth and a $1.4 million increase due to higher investment returns on Rabbi Trust assets associated with the Company’s deferred compensation plans. The decrease in fund administration and servicing costs was the result of a decline in PNC related assets in the BlackRock Funds and a revised investment management services agreement with PNC, partially offset by increased servicing costs on the closed-end funds by third parties.

General and administration expense increased primarily due to increases of $1.7 million associated with

BlackRock Earnings Release

July 15, 2003

foreign currency translation adjustments, $1.4 million in marketing and promotional expense associated with new and existing products, $1.3 million in occupancy costs related to the completion of the Company’s new headquarters facility in 2002, $1.1 million in portfolio and data services and $.5 million in higher insurance costs. General and administration expense rose 11% exclusive of foreign currency translation effects which increased expense by $.3 million for the first six months of 2003 while reducing expense by $1.4 million for the comparable period in 2002.

	Six months ended June 30,		Variance
	2003	2002	Amount	%
Dollar amounts in thousands	(unaudited)

General and administration expense:
Marketing and promotional	$13,464	$12,019	$1,445	12.0%
Occupancy expense	11,012	9,742	1,270	13.0
Technology	8,490	8,932	(442)	(4.9)
Other general and administration	17,619	13,284	4,335	32.6

Total general and administration expense	$50,585	$43,977	$6,608	15.0%

Non-operating income for the quarter ended June 30, 2003 increased $4.2 million or 110% to $8.1 million compared with $3.8 million for the quarter ended June 30, 2002. The increase was the result of higher interest and dividend income of $.9 million as a result of increased investments of corporate funds, increased investment income on Rabbi Trust assets associated with the Company’s deferred compensation plan of $1.4 million, increases in gains realized on the sale of investments of $1.1 million, and gains on equity trading investments of $.8 million associated with seed investments for the new quantitative equity products.

Pursuant to a one million share repurchase program approved by the Board of Directors, the Company acquired 130,000 shares in open market purchases at a total cost of $5.8 million during the three month period ended June 30, 2003. Share repurchases through June 30, 2003 totaled 423,700 shares at a total cost of $17.8 million.

Outlook.    Based on current conditions, management expects full year 2003 and third quarter diluted earnings per share to be in a range of $2.30—$2.36 and $0.58—$0.60, respectively.

About BlackRock.    BlackRock is one of the largest publicly traded investment management firms in the United States with $286 billion of assets under management as of June 30, 2003. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment products. In addition, BlackRock provides risk management and investment system services to a growing number of institutional investors under the BlackRock Solutions name. Clients are served from the Company’s headquarters in New York City, as well as offices in Boston, Edinburgh, Hong Kong, San Francisco, Tokyo and Wilmington. BlackRock is majority-owned by The PNC Financial Services Group, Inc. (NYSE: PNC) and by BlackRock employees.

Mutual Funds Performance Notes: Past performance is no guarantee of future results. Performance data assumes the reinvestment of dividends and capital gains distributions and reflects the performance of the

BlackRock Earnings Release

July 15, 2003

Institutional Class, except that Investor B Class performance of the Government Income Portfolio of BlackRock Funds is used. BlackRock waives fees, without which performance would be lower. Lipper rankings are based on total returns with dividends and distributions reinvested and do not reflect sales charges. Funds with returns among the top 25% of a peer group of funds with comparable objectives are in the first quartile and funds with returns in the next 25% of a peer group are in the second quartile. Some funds have less than ten years of performance.

The BlackRock Provident Institutional Funds TempFund and TempCash are in the Institutional Money Market Lipper peer group, and Federal Trust Fund and FedFund are in the Institutional U.S. Government Money Market Lipper peer group. T-Fund and Treasury Trust Fund are in the Institutional U.S. Treasury Lipper peer group. MuniCash and MuniFund are in the Institutional Tax-Exempt Money Market Lipper peer group. California Money Fund and New York Money Fund are in the California Tax-Exempt and New York Tax-Exempt Money Market Lipper peer groups, respectively. The BlackRock Funds Money Market, U.S. Treasury Money Market, Municipal Money Market, New Jersey Municipal Money Market, North Carolina Municipal Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market and Virginia Money Market Portfolios are in the Money Market Lipper peer group.

The BlackRock Funds High Yield Bond, Intermediate Bond, Intermediate Government Bond, GNMA and Government Income Portfolios are in the High Current Yield, Short-Intermediate Investment Grade Debt, Intermediate U.S. Government, GNMA and General U.S. Government Lipper peer groups, respectively. The BlackRock Funds Core Bond Total Return, Core PLUS Total Return and Managed Income Portfolios are in the Intermediate Investment Grade Debt Lipper peer group.

The BlackRock Funds Select Equity, Small Cap Growth, Mid-Cap Growth and Balanced Portfolios are in the Large Cap Core, Small Cap Growth, Mid Cap Growth and Balanced Lipper peer groups, respectively.

Investments in money market funds are neither insured nor guaranteed by the U.S. government and there is no assurance that a fund will maintain a stable net asset value of $1.00 per share.

Forward Looking Statements.    This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s outlook for full year and third quarter 2003 earnings, fixed income hedge fund investment performance, potential new business opportunities, liquidity asset levels and other future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “current,” “intention,” “estimate,” “position,” “assume,” “potential,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s Securities and Exchange Commission (the “SEC”) reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

BlackRock Earnings Release

July 15, 2003

(1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the investment performance of BlackRock’s advised or sponsored investment products and separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and BlackRock; and (12) the ability to attract and retain highly talented professionals.

BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2002 and BlackRock’s subsequent reports filed with the Securities and Exchange Commission, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

# # #

TABLE 1

BlackRock, Inc.

Financial Highlights

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Variance vs.
	June 30,		March 31,	June 30, 2002		March 31, 2003
	2003	2002	2003	Amount	%	Amount	%
Total revenue	$143,906	$156,695	$142,751	($12,789)	-8%	$1,155	1%
Total expense	$89,104	$101,990	$88,685	($12,886)	-13%	$419	0%
Operating income	$54,802	$54,705	$54,066	$97	0%	$736	1%
Net income	$38,674	$34,836	$35,320	$3,838	11%	$3,354	9%
Diluted earnings per share	$0.58	$0.53	$0.54	$0.05	9%	$0.04	7%
Average diluted shares outstanding	66,164,326	65,333,228	65,867,032	831,098	1%	297,294	0%
Operating margin (a)	40.2%	37.9%	40.1%
Assets under management ($ in millions)	$286,309	$249,778	$273,599	$36,531	15%	$12,710	5%

	Six months ended		Variance
	June 30,
	2003	2002	Amount	%
Total revenue	$286,657	$302,808	($16,151)	-5%
Total expense	$177,789	$198,168	($20,379)	-10%
Operating income	$108,868	$104,640	$4,228	4%
Net income	$73,994	$66,235	$7,759	12%
Diluted earnings per share	$1.12	$1.01	$0.11	11%
Average diluted shares outstanding	66,018,501	65,261,868	756,633	1%
Operating margin (a)	40.2%	37.7%
Assets under management ($ in millions)	$286,309	$249,778	$36,531	15%

(a)	Operating income divided by total revenue less fund administration and servicing costs. Computations for all periods presented include affiliated and non-affilated fund administration and servicing expense reported as a separate income statement line item and are derived from the Company’s consolidated financial statements, as follows:

	Three months ended			Six months ended June 30,
	June 30,		March 31, 2003
	2003	2002		2003	2002
Operating income, as reported	$54,802	$54,705	$54,066	$108,868	$104,640

Revenue, as reported	143,906	156,695	142,751	$286,657	$302,808
Less: fund administration and servicing costs	(7,578)	(12,394)	(7,958)	(15,536)	(25,572)

Revenue used for operating margin measurement	136,328	144,301	134,793	271,121	277,236

Operating margin	38.1%	34.9%	37.9%	38.0%	34.6%
Add back: Impact of excluding fund administration and servicing costs	2.1	3.0	2.2	2.2	3.1

Operating margin, as reported	40.2%	37.9%	40.1%	40.2%	37.7%

We believe that operating margin, as reported, is an effective indicator of management’s ability to effectively employ the Company’s resources. Fund administration and servicing costs have been excluded from operating margin because these costs are a fixed, asset-based expense which can fluctuate based on the discretion of a third party.

TABLE 2

BlackRock, Inc.

Condensed Consolidated Statements of Income

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended		% Change	Six months ended		% Change
	June 30, 2003	June 30, 2002		June 30, 2003	June 30, 2002
Revenue
Investment advisory and administration fees
Mutual funds	$48,496	$54,736	(11.4%)	$97,236	$109,995	(11.6%)
Separate accounts	79,517	88,755	(10.4)	157,142	165,271	(4.9)

Total investment advisory and administration fees	128,013	143,491	(10.8)	254,378	275,266	(7.6)
Other income	15,893	13,204	20.4	32,279	27,542	17.2

Total revenue	143,906	156,695	(8.2)	286,657	302,808	(5.3)

Expense
Employee compensation and benefits	55,819	67,830	(17.7)	111,205	128,217	(13.3)
Fund administration and servicing costs
Affilates	6,686	11,916	(43.9)	13,629	25,094	(45.7)
Other	892	478	86.6	1,907	478	299.0
General and administration	25,476	21,565	18.1	50,585	43,977	15.0
Amortization of intangible assets	231	201	14.9	463	402	15.2

Total expense	89,104	101,990	(12.6)	177,789	198,168	(10.3)

Operating income	54,802	54,705	0.2	108,868	104,640	4.0
Non-operating income (expense)
Investment income	8,233	4,014	105.1	11,762	7,034	67.2
Interest expense	(151)	(171)	(11.7)	(315)	(354)	(11.0)

	8,082	3,843	110.3	11,447	6,680	71.4

Income before income taxes	62,884	58,548	7.4	120,315	111,320	8.1
Income taxes	24,210	23,712	2.1	46,321	45,085	2.7

Net income	$38,674	$34,836	11.0	$73,994	$66,235	11.7

Weighted-average shares outstanding
Basic	65,028,337	64,726,856	0.5%	65,042,359	64,687,900	0.5%
Diluted	66,164,326	65,333,228	1.3%	66,018,501	65,261,868	1.2%
Earnings per share
Basic	$0.59	$0.54	9.3%	$1.14	$1.02	11.8%
Diluted	$0.58	$0.53	9.4%	$1.12	$1.01	10.9%

TABLE 3

BlackRock, Inc.

Condensed Consolidated Statements of Financial Condition

(Dollar amounts in thousands)

(unaudited)

	June 30, 2003	December 31, 2002
Assets
Cash and cash equivalents	$180,833	$255,234
Accounts receivable	119,448	114,070
Investments	304,717	208,743
Property and equipment, net	90,292	93,923
Intangible assets, net	192,204	182,827
Other assets	13,174	9,391

Total assets	$900,668	$864,188

Liabilities
Accrued compensation	$118,200	$173,047
Accounts payable and accrued liabilities	49,494	37,963
Acquired management contract obligation	5,736	6,578
Other liabilities	18,251	11,946

Total liabilities	191,681	229,534
Stockholders’ equity	708,987	634,654

Total liabilities and stockholders’ equity	$900,668	$864,188

TABLE 4

BlackRock, Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

(unaudited)

	Six months ended June 30,
	2003	2002
Cash flows from operating activities
Net income	$73,994	$66,235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,464	9,966
Stock-based compensation	4,610	3,105
Deferred income taxes	2,278	8,066
Tax benefit from stock-based compensation	4,167	6,304
Purchase of investments, trading, net	(17,385)	(17,350)
Net gain on investments	(4,700)	(1,423)
Changes in operating assets and liabilities:
Increase in accounts receivable	(5,307)	(15,812)
Decrease (increase) in receivable from affiliates	177	(14,306)
Decrease (increase) in other assets	(3,756)	1,055
Decrease in accrued compensation	(49,452)	(20,434)
Increase in accounts payable and accrued liabilities	6,936	2,705
Increase (decrease) in other liabilities	759	(1,240)

Cash provided by operating activities	22,785	26,871

Cash flows from investing activities
Purchase of property and equipment	(6,299)	(31,826)
Purchase of investments	(67,481)	(5,118)
Acquisitions, net of cash acquired	(4,584)	—

Cash used in investing activities	(78,364)	(36,944)

Cash flows from financing activities
Issuance of class A common stock	623	760
Purchase of treasury stock	(22,333)	(9,174)
Reissuance of treasury stock	2,661	1,691
Acquired management contract obligation payment	(842)	(766)

Cash used in financing activities	(19,891)	(7,489)

Effect of exchange rate changes on cash and cash equivalents	1,069	644

Net decrease in cash and cash equivalents	(74,401)	(16,918)
Cash and cash equivalents, beginning of period	255,234	186,451

Cash and cash equivalents, end of period	$180,833	$169,533

TABLE 5

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

	June 30,		December 31, 2002
	2003	2002
All Accounts
Fixed income	$195,960	$157,913	$175,586
Liquidity	71,585	70,599	78,512
Equity	12,412	15,898	13,464
Alternative investment products	6,352	5,368	5,279

Total	$286,309	$249,778	$272,841

Separate Accounts
Fixed income	$174,480	$140,738	$156,574
Liquidity	5,366	5,516	5,491
Liquidity-Securities lending	8,374	6,435	6,433
Equity	9,105	10,119	9,736
Alternative investment products	6,352	5,368	5,279

Subtotal	203,677	168,176	183,513

Mutual Funds
Fixed income	21,480	17,175	19,012
Liquidity	57,845	58,648	66,588
Equity	3,307	5,779	3,728

Subtotal	82,632	81,602	89,328

Total	$286,309	$249,778	$272,841

Component Changes in Assets Under Management

(Dollar amounts in millions)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
All Accounts
Beginning assets under management	$273,599	$238,116	$272,841	$238,584
Net subscriptions	5,098	8,209	4,310	7,898
Market appreciation	7,612	3,453	9,158	3,296

Ending assets under management	$286,309	$249,778	$286,309	$249,778

Separate Accounts
Beginning assets under management	$194,555	$153,954	$183,513	$151,986
Net subscriptions	2,409	10,189	11,930	12,078
Market appreciation	6,713	4,033	8,234	4,112

Ending assets under management	203,677	168,176	203,677	168,176

Mutual Funds
Beginning assets under management	79,044	84,162	89,328	86,598
Net subscriptions (redemptions)	2,689	(1,980)	(7,620)	(4,180)
Market appreciation (depreciation)	899	(580)	924	(816)

Ending assets under management	82,632	81,602	82,632	81,602

Total	$286,309	$249,778	$286,309	$249,778

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	Quarter Ended
	2002			2003		Six months ended June 30, 2003
	June 30	September 30	December 31	March 31	June 30
Separate Accounts
Fixed Income
Beginning assets under management	$123,983	$140,738	$145,839	$156,574	$167,778	$156,574
Net subscriptions	12,270	281	7,455	8,889	1,682	10,571
Market appreciation	4,485	4,820	3,280	2,315	5,020	7,335

Ending assets under management	140,738	145,839	156,574	167,778	174,480	174,480

Liquidity
Beginning assets under management	5,441	5,516	5,438	5,491	6,040	5,491
Net subscriptions (redemptions)	80	(92)	42	541	(677)	(136)
Market appreciation (depreciation)	(5)	14	11	8	3	11

Ending assets under management	5,516	5,438	5,491	6,040	5,366	5,366

Liquidity-Securities lending
Beginning assets under management	9,544	6,435	5,693	6,433	6,344	6,433
Net subscriptions (redemptions)	(3,109)	(742)	740	(89)	2,030	1,941

Ending assets under management	6,435	5,693	6,433	6,344	8,374	8,374

Equity
Beginning assets under management	9,445	10,119	8,322	9,736	8,995	9,736
Net subscriptions (redemptions)	884	598	867	174	(1,526)	(1,352)
Market appreciation (depreciation)	(210)	(2,395)	547	(915)	1,636	721

Ending assets under management	10,119	8,322	9,736	8,995	9,105	9,105

Alternative investment products
Beginning assets under management	5,541	5,368	5,490	5,279	5,398	5,279
Net subscriptions (redemptions)	64	312	(217)	6	900	906
Market appreciation (depreciation)	(237)	(190)	6	113	54	167

Ending assets under management	5,368	5,490	5,279	5,398	6,352	6,352

Total Separate Accounts
Beginning assets under management	153,954	168,176	170,782	183,513	194,555	183,513
Net subscriptions	10,189	357	8,887	9,521	2,409	11,930
Market appreciation	4,033	2,249	3,844	1,521	6,713	8,234

Ending assets under management	$168,176	$170,782	$183,513	$194,555	$203,677	$203,677

Mutual Funds
Fixed Income
Beginning assets under management	$16,270	$17,175	$18,471	$19,012	$20,280	$19,012
Net subscriptions	565	950	677	1,104	788	1,892
Market appreciation (depreciation)	340	346	(136)	164	412	576

Ending assets under management	17,175	18,471	19,012	20,280	21,480	21,480

Liquidity
Beginning assets under management	59,994	58,648	52,426	66,588	55,594	66,588
Net subscriptions (redemptions)	(1,347)	(6,223)	14,160	(10,995)	2,247	(8,748)
Market appreciation	1	1	2	1	4	5

Ending assets under management	58,648	52,426	66,588	55,594	57,845	57,845

Equity
Beginning assets under management	7,898	5,779	4,184	3,728	3,170	3,728
Net redemptions	(1,198)	(630)	(698)	(418)	(346)	(764)
Market appreciation (depreciation)	(921)	(965)	242	(140)	483	343

Ending assets under management	5,779	4,184	3,728	3,170	3,307	3,307

Total Mutual Funds
Beginning assets under management	84,162	81,602	75,081	89,328	79,044	89,328
Net subscriptions (redemptions)	(1,980)	(5,903)	14,139	(10,309)	2,689	(7,620)
Market appreciation (depreciation)	(580)	(618)	108	25	899	924

Ending assets under management	$81,602	$75,081	$89,328	$79,044	$82,632	$82,632

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	Quarter Ended					Six months ended June 30, 2003
	2002			2003
	June 30	September 30	December 31	March 31	June 30
Mutual Funds
BlackRock Funds
Beginning assets under management	$22,176	$20,264	$18,484	$18,115	$18,013	$18,115
Net subscriptions (redemptions)	(1,123)	(976)	(604)	18	(213)	(195)
Market appreciation (depreciation)	(789)	(804)	235	(120)	610	490

Ending assets under management	20,264	18,484	18,115	18,013	18,410	18,410

BlackRock Global Series
Beginning assets under management	247	208	188	211	500	211
Net subscriptions (redemptions)	(52)	(4)	9	287	44	331
Market appreciation (depreciation)	13	(16)	14	2	45	47

Ending assets under management	208	188	211	500	589	589

BPIF
Beginning assets under management	52,534	51,127	45,328	59,576	48,489	59,576
Net subscriptions (redemptions)	(1,407)	(5,799)	14,248	(11,087)	2,674	(8,413)

Ending assets under management	51,127	45,328	59,576	48,489	51,163	51,163

Closed End
Beginning assets under management	8,611	9,393	10,425	10,771	11,294	10,771
Net subscriptions	586	830	487	380	185	565
Market appreciation (depreciation)	196	202	(141)	143	244	387

Ending assets under management	9,393	10,425	10,771	11,294	11,723	11,723

Short Term Investment Funds (STIF)
Beginning assets under management	594	610	656	655	748	655
Net subscriptions (redemptions)	16	46	(1)	93	(1)	92

Ending assets under management	610	656	655	748	747	747

Total Mutual Funds
Beginning assets under management	84,162	81,602	75,081	89,328	79,044	89,328
Net subscriptions (redemptions)	(1,980)	(5,903)	14,139	(10,309)	2,689	(7,620)
Market appreciation (depreciation)	(580)	(618)	108	25	899	924

Ending assets under management	$81,602	$75,081	$89,328	$79,044	$82,632	$82,632